Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-234765) pertaining to the 2019 Equity Incentive Plan of Aprea Therapeutics, Inc.,

(2) Registration Statement (Form S-8 No. 333-250043) pertaining to the 2019 Equity Incentive Plan of Aprea Therapeutics, Inc., and

(3) Registration Statement (Form S-3/A No. 333-250041) and related Prospectus of Aprea Therapeutics Inc.;

of our report dated August 20, 2019 (except for the retroactive effect of the 1-for-1.6045 stock split of the Company’s preferred and common stock, as to which the date is September 27, 2019), with respect to the consolidated financial statements of Aprea Therapeutics AB as of December 31, 2018 and for the year in the period ended December 31, 2018, included in this Annual Report (Form 10-K) of Aprea Therapeutics Inc. for the year ended December 31, 2020.

/s/ Ernst & Young AB

Stockholm, Sweden

March 16, 2021